SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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The Yankee Candle Company, Inc.

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THE YANKEE CANDLE COMPANY, INC.

16 YANKEE CANDLE WAY
SOUTH DEERFIELD, MASSACHUSETTS 01373

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of THE YANKEE CANDLE COMPANY, INC. (the “Company”), a Massachusetts corporation, will be held on Wednesday, June 16, 2004, at 10:00 a.m. at The Yankee Candle Employee Health and Fitness Center, 25 Greenfield Road (Routes 5 & 10), South Deerfield, Massachusetts (adjacent to the Company’s South Deerfield flagship store), to consider and act upon the following matters:

1. To elect three Class II directors for the ensuing three years;

2. To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending January 1, 2005; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 22, 2004 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournment thereof.

      We hope that all stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope has been enclosed for your convenience.

      All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

CRAIG W. RYDIN
Chairman and Chief Executive Officer

South Deerfield, Massachusetts

April 29, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PROXY STATEMENT
GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
EXECUTIVE COMPENSATION AND RELATED MATTERS
Summary Compensation Table
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
Equity Compensation Plan Information
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER MATTERS

THE YANKEE CANDLE COMPANY, INC.

16 YANKEE CANDLE WAY
SOUTH DEERFIELD, MASSACHUSETTS 01373

PROXY STATEMENT

for the 2004 Annual Meeting of Stockholders

to be held on June 16, 2004

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited by the Board of Directors of THE YANKEE CANDLE COMPANY, INC. (the “Company”), a Massachusetts corporation, for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 16, 2004, at 10:00 a.m. at The Yankee Candle Employee Health and Fitness Center, 25 Greenfield Road (Routes 5 & 10), South Deerfield, Massachusetts (adjacent to the Company’s South Deerfield flagship store), and at any adjournment or adjournments thereof.

      All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised, by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company, or by voting in person at the Annual Meeting.

      The Company’s Annual Report to Stockholders for the fiscal year ended January 3, 2004 (“Fiscal 2003”) is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 30, 2004.

      A copy of the Company’s Annual Report on Form 10-K for Fiscal 2003 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to the Chief Financial Officer, The Yankee Candle Company, Inc., 16 Yankee Candle Way, South Deerfield, Massachusetts 01373. Copies are also available on the Internet at both the Company’s web site (www.yankeecandle.com) and the United States Securities and Exchange Commission’s EDGAR Database web site (www.sec.gov).

Quorum and Vote Requirement

      Stockholders of record at the close of business on April 22, 2004 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On that date, 49,850,726 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), were issued and outstanding, constituting all of the outstanding voting stock of the

Company. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting.

      The representation in person or by proxy of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares of Common Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

      Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting. The ratification of the selection of independent auditors requires the affirmative vote of the holders of shares representing a majority of votes cast on the matter.

      Shares which abstain from voting as to a particular matter, and shares held in “street name” by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter (such as the election of the directors and the ratification of the selection of independent auditors).

STOCK OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 1, 2004 unless indicated otherwise, certain information concerning the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to own beneficially five percent (5%) or more of the outstanding shares of the Company’s Common Stock; (ii) each of the Company’s current directors; (iii) each of the Company’s Named Executive Officers (as defined below under “Compensation of Executive Officers”); and (iv) all current executive officers and directors as a group.

      The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire on or before April 30, 2004 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to stock options refers only to stock options that are so exercisable. Any shares which a person or entity has the right to acquire on or before April 30, 2004 are deemed to be outstanding for purposes of computing the percentage of outstanding shares of Common Stock held by that person or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

	Shares of Common	Percentage of
	Stock Beneficially	Outstanding
Name of Beneficial Owner	Owned	Common Stock(1)

5% Stockholders:
Capital Research and Management Company(2)	5,070,000	10.1%
Putnam Investments(3)	4,221,650	8.4%
American Century Investments(4)	2,854,011	5.7%
Chieftain Capital Management, Inc.(5)	2,652,244	5.3%
Current Directors:
Dale F. Frey(6)	13,332	*
Michael F. Hines(7)	5,000	*
Sandra J. Horbach	0	*
Jamie C. Nicholls	0	*
Michael B. Polk(8)	0
Craig W. Rydin(9)	296,880	*
Ronald L. Sargent(10)	74,357	*
Robert R. Spellman(11)	291,062	*
Doreen A. Wright(12)	0	*
Other Named Executive Officers:
Gail M. Flood(13)	205,013	*
Paul J. Hill(14)	57,100	*
Harlan M. Kent(15)	41,250	*
All Current Directors and Current Executive Officers as a Group (14 persons)(16)	1,045,117	2.1%

*	The percentage of shares of Common Stock beneficially owned does not exceed one percent (1%) of the outstanding shares of Common Stock.

(1)	There were 50,351,918 shares of Common Stock outstanding on March 1, 2004.

(2)	The information is based solely on a Schedule 13G, dated April 9, 2004, filed with the SEC by Capital Research and Management Company (“Capital Research”). Capital Research, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of the shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The address of Capital Research is 333 South Hope Street, Los Angeles, CA 90071.

(3)	The information is based solely on a Schedule 13G, dated February 13, 2004, filed with the SEC by Putnam, LLC d/b/a Putnam Investments on behalf of itself and others named therein (“Putnam”). According to Putnam, no persons other than the persons filing this Schedule 13G have an economic interest in the securities reported on which relates to more than five percent of the class of securities. Securities reported on this Schedule 13G as being beneficially owned by Putnam consist of securities beneficially owned by subsidiaries of Putnam which are registered investment advisers, which in turn include securities beneficially owned by clients of such investment advisers, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. The address of Putnam is One Post Office Square, Boston, MA 02109

(4)	The information is based solely on a Schedule 13G, dated February 13, 2004, filed with the SEC by American Century Companies, Inc. (“American Century”). According to American Century, various persons, including the investment companies and separate institutional investor accounts that American Century Investment Management, Inc. (“ACIM”) serves as investment adviser, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities that are the subject of this schedule. According to American Century, except as otherwise indicated in the Schedule 13G not more than 5% of the Common Stock is owned by any one client advised by ACIM. The address of American Century is 4500 Main Street, 9th Floor, Kansas City MO 64111.

(5)	The information is based solely on a Schedule 13G, dated February 11, 2004, filed with the SEC by Chieftain Capital Management, Inc. (“Chieftain”). According to Chieftain, Chieftain has investment discretion with respect to the shares of Common Stock listed. Chieftain’s clients and principals are the direct owners of such securities, and Chieftain does not have any economic interest in such securities. Such clients and principals have the sole right to receive dividends from, and the proceeds from the sale of, such securities. No such client or principal has an interest that relates to more than 5% of the class. The address of Chieftain is 12 East 49th Street, New York, NY 10017.

(6)	Represents shares subject to options.

(7)	Represents shares subject to options. Mr. Hines was elected to the Board of Directors in February 2003.

(8)	Mr. Polk was elected to the Board of Directors in June 2003.

(9)	Includes 21,880 shares of restricted Common Stock and 275,000 shares subject to options. Mr. Rydin is also the Chief Executive Officer of the Company.

(10)	Includes 68,857 shares subject to options.

(11)	Includes 4,500 shares subject to options. Mr. Spellman is also the Senior Vice President, Finance and Chief Financial Officer of the Company.

(12)	Ms. Wright was elected to the Board of Directors in November 2003.

(13)	Includes 3,750 shares subject to options. Does not include 100,631 shares beneficially owned by Mr. Harry Flood, Ms. Gail Flood’s husband.

(14)	Includes 57,000 shares subject to options.

(15)	Represents shares subject to options.

(16)	Includes 526,629 shares subject to options.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

      The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. The Company’s Board of Directors has reviewed its governance practices in light of the Sarbanes-Oxley Act of 2002, new SEC rules and regulations and the new listing standards of the New York Stock Exchange (the “NYSE”). This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the Corporate Governance Guidelines, committee charters and code of conduct described below are available on the Investor Information section (under Corporate Governance) of the Company’s website at www.yankeecandle.com.

Corporate Governance Guidelines

      The Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities. The Guidelines are intended to establish a framework for the conduct of the Board’s business and provide that the principal responsibilities of the directors are to oversee the management of the Company and to serve the best interests of the Company and its stockholders. Among other matters, the Guidelines adopted by the Board:

•	require that a majority of the members of the Board be “independent” directors, as defined by the NYSE;

•	provide that the non-management directors shall meet regularly in executive session without management present;

•	seek to ensure that the directors have full and free access to management and, as they deem necessary and appropriate, to independent advisors and counsel; and

•	provide that the Board and its committees shall conduct an annual self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

      Under applicable NYSE rules, a director of the Company will only qualify as “independent” if the Company’s Board of Directors affirmatively determines that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has such a relationship with the Company). The Board of Directors has established guidelines to assist it in determining whether a director has a material relationship with the Company, and these guidelines are set forth in the Corporate Governance Guidelines adopted by the Board and available on the Company’s website at www.yankeecandle.com.

      The Company currently satisfies the requirement that a majority of the members of the Board of Directors be independent directors. Specifically, the Company’s Board of Directors has affirmatively determined that none of Mr. Frey, Mr. Hines, Ms. Horbach, Ms. Nicholls, Mr. Polk, Mr. Sargent or Ms. Wright has a material relationship with the Company and that each of these directors is “independent” as determined under Section 303A.02(b) of the NYSE Listed Company Manual. The

remaining two directors, Messrs. Rydin and Spellman, are executive officers of the Company and therefore not independent.

Director Candidates

      The Nominating and Governance Committee is primarily responsible for identifying and evaluating qualified individuals for consideration as director candidates. The process followed by the Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and/or the Board. In addition, during Fiscal 2003, the Company retained the services of an executive search firm to help identify and evaluate potential director candidates.

      In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Governance Committee apply the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge and experience in matters relevant to the Company, any potential conflicts of interest and the commitment and ability to make positive contributions to the Company’s decision-making process and otherwise act in the interests of the stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee.

      The Nominating and Governance Committee will also consider qualified candidates properly proposed by stockholders. Stockholders may recommend individuals to the Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to: Nominating and Governance Committee, c/o James A. Perley, Jr., General Counsel, The Yankee Candle Company, Inc., 16 Yankee Candle Way, South Deerfield, Massachusetts 01373. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under the Company’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Other Matters — Stockholder Proposals.”

      At the Annual Meeting, stockholders will be asked to consider the election of Mr. Hines, who, although he is currently a director, is being nominated for election by stockholders for the first time. Mr. Hines was originally proposed to the Nominating and Governance Committee by two individuals, a management director and a non-management director, and the Board elected Mr. Hines as a director in February 2003 to fill a vacancy created by the resignation of his predecessor and to serve the remainder of his predecessor’s term. That term expires as of the Annual Meeting and the Board of Directors is recommending that Mr. Hines be re-elected to a full three-year term.

Board Meetings and Attendance

      Under the Corporate Governance Guidelines adopted by the Board, directors are expected to regularly attend Board meetings and meetings of the committees on which they serve, and to devote the time needed to discharge their responsibilities properly. The Board met seven times during Fiscal 2003, either in person or by teleconference. During Fiscal 2003, each of the current directors attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served.

Board Committees

      The Board of Directors is responsible for the general supervision and oversight of the affairs of the Company. In order to assist it in carrying out these duties, the Board has established and delegated certain authority to the following standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Executive Committee.

      Each of these committees operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Corporate Governance section of the Company’s website, www.yankeecandle.com. In addition, a copy of the Audit Committee charter, as in effect on the date of this Proxy Statement, is attached as Appendix A.

Audit Committee

      The current members of the Audit Committee of the Board of Directors are Dale F. Frey (Chair), Michael F. Hines and Ronald L. Sargent. Mr. Sargent has served on the Audit Committee since 1999, Mr. Frey since June 2001 and Mr. Hines since February 2003. The Audit Committee met nine times during Fiscal 2003 either in person or by teleconference.

      The Board of Directors has determined that each member of the Audit Committee (i) is independent within the meaning of the new NYSE rules that become applicable to the Company on the date of the Annual Meeting, (ii) is financially literate, as interpreted by the Board, in accordance with the requirements of the NYSE, (iii) has accounting or related financial management expertise, as interpreted by the Board, and (iv) satisfies the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, all of the members of the Audit Committee are eligible to serve on the Audit Committee under the rules of the NYSE that apply to the Company until the date of the Annual Meeting.

      The Audit Committee assists the Board of Directors in its oversight of the Company’s financial statements and its internal accounting policies and procedures. The Audit Committee’s primary responsibilities include (i) appointing, approving the compensation of, and assessing the independence of the Company’s independent outside auditors, (ii) overseeing the services provided by the independent auditors, including the review of the scope and results of the audit performed by the independent auditors, (iii) approving audit and permitted non-audit services to be provided by the independent auditors, (iv) reviewing and discussing with management the Company’s financial statements, earnings releases and other financial reporting, (v) reviewing and monitoring the Company’s internal accounting policies, standards and procedures, including its internal audit processes and its system of internal controls and disclosure controls and practices, (vi) monitoring the Company’s Code of Business Conduct and Ethics, including procedures for the receipt and retention of accounting related complaints and concerns, (vii) meeting independently with the Company’s internal auditing staff, independent auditors and management, and (viii) such other functions as may from time to time be delegated to it by the Board of Directors.

      The Audit Committee Report required by SEC rules is included on page 12 of this Proxy Statement.

Compensation Committee

      The current members of the Compensation Committee of the Board of Directors are Sandra J. Horbach (Chair), Michael B. Polk and Doreen A. Wright. Ms. Horbach has served on the Compensation Committee since April 1999, while Mr. Polk and Ms. Wright each joined the Committee in 2003. The Compensation Committee met two times during Fiscal 2003, either in person or by teleconference. The Board of Directors has determined that each member of the Compensation Committee is independent as defined under the new rules of the NYSE that become applicable to the Company on the date of the Annual Meeting.

      The Compensation Committee assists the Board of Directors in its oversight of the Company’s executive compensation policies and practices. The Compensation Committee’s primary responsibilities include (i) determining and annually reviewing the compensation of the Company’s CEO, including reviewing and approving corporate goals and objectives relevant to CEO compensation, (ii) reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers, (iii) overseeing an evaluation of the Company’s senior executives, (iv) overseeing and administering the Company’s cash and equity incentive plans, (v) reviewing and approving all equity compensation grants, plans and amendments, (vi) reviewing and making recommendations to the Board with respect to director compensation, (vii) periodically reviewing and making recommendations to the Board relating to management succession planning, and (viii) such other functions as may from time to time be delegated to it by the Board of Directors.

      The Compensation Committee Report required by SEC rules is included on page 19 of this Proxy Statement.

Nominating and Governance Committee

      The current members of the Company’s Nominating and Governance Committee are Ronald L. Sargent (Chair), Sandra J. Horbach and Craig W. Rydin. The Nominating and Governance Committee was established by the Board in September 2002 and each of the current members has served on the Committee since its inception. Prior to September 2002, the duties of the Committee were carried out by the full Board of Directors. The Nominating and Governance Committee met

four times during Fiscal 2003, either in person or by teleconference. The Board of Directors has determined that both Ms. Horbach and Mr. Sargent are independent as defined under the new rules of the NYSE that become applicable to the Company on the date of the Annual Meeting. However, as the Company’s Chief Executive Officer, Mr. Rydin is not independent and will therefore be replaced as a member of the Nominating and Governance Committee by an independent director on or before the date of the Annual Meeting.

      The Nominating and Governance Committee assists the Board of Directors in identifying and recommending qualified candidates for election as directors to the Board and in developing and reviewing the corporate governance policies and principles of the Company and the Board. The Nominating and Governance Committee’s primary responsibilities include (i) identifying individuals qualified to become Board members, (ii) recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees, (iii) developing, recommending to the Board and periodically reviewing the Company’s Corporate Governance Guidelines and other governance policies and practices applicable to the Company and the Board, (iv) overseeing an annual evaluation of the Board and its committees, (v) administering, overseeing and periodically reviewing and recommending to the Board any changes in the Company’s Code of Business Conduct and Ethics and (vi) such other functions as may from time to time be delegated to it by the Board of Directors.

Executive Committee

      The current members of the Executive Committee of the Board of Directors are Sandra J. Horbach and Craig W. Rydin. Ms. Horbach has served on the Executive Committee since 1999 and Mr. Rydin joined the Committee in March 2001. The Executive Committee is empowered to exercise all of the powers and authority of the Board of Directors to the extent permitted by law. The Executive Committee meets only if and as necessary between meetings of the full Board and all actions taken are reported to the Board at the next Board of Directors meeting. The Executive Committee did not formally meet in Fiscal 2003.

Director Attendance at Annual Meeting of Stockholders

      The directors are expected to attend the annual meeting of stockholders. All but one of the current directors who were also directors at the time of the 2003 annual meeting of stockholders attended the meeting.

Communicating with the Independent Directors

      The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties. Stockholders who wish to send communications to the Board may do so either (i) by mail to Board of Directors, c/o James A. Perley, General Counsel, The Yankee Candle Company, Inc., 16 Yankee Candle Way, South Deerfield, Massachusetts 01373, or (ii) by e-mail to board@yankeecandle.com. Under procedures approved by the Board, including a majority of the independent directors, all substantive communications shall be received by the

Company’s General Counsel and forwarded or reported to the non-management directors and/or the full Board, with the exception of those communications relating to ordinary or routine business affairs, personal grievances or matters as to which the Company tends to receive repetitive or duplicative communications.

Code of Business Conduct and Ethics

      The Company has adopted a written Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the code on its website, which is located at www.yankeecandle.com. In addition, the Company intends to post on its website all disclosures that are required by law or NYSE stock market listing standards concerning any amendments to, or waivers from, any provision of the Code.

Compensation of Directors

      Directors who are neither employees of the Company nor general partners in the Forstmann Little partnerships have been granted options to purchase Common Stock in connection with their election to the Board of Directors of the Company. Mr. Ronald L. Sargent received an option to purchase 48,857 shares of Common Stock at $18.00 per share in 1999. This option was immediately exercisable. Mr. Sargent received an additional option to purchase 20,000 shares of the Company’s Common Stock at $14.09 per share in 2001, which option vested ratably over a three year period and is now fully vested. Mr. Dale F. Frey received an option to purchase 20,000 shares of the Company’s Common Stock at $16.20 per share in 2001, which option vests ratably over a three year period. Mr. Hines received an option to purchase 20,000 shares of the Company’s Common Stock at $16.05 per share in February 2003, which option vests ratably over a four year period. Mr. Polk received an option to purchase 20,000 shares of the Company’s Common Stock at $22.32 per share in June 2003, which option vests ratably over a four year period. Ms. Wright received an option to purchase 20,000 shares of the Company’s Common Stock at $28.53 per share in November 2003, which option vests ratably over a four year period.

      Under the Company’s 2003 Director Compensation Plan (the “2003 Plan”), directors who were neither employees of the Company nor general partners in the Forstmann Little & Co. (the former majority shareholder of the Company) partnerships (“eligible directors”) were paid, subject to the terms of the 2003 Plan, (i) a retainer of $12,000 per annum, (ii) a fee equal to $2,500 for each meeting of the Board which the eligible director personally attended, and $1,250 for each meeting of the Board in which the eligible director participated by telephone, and (iii) a fee equal to $1,250 for each meeting of a committee of which the eligible director is a member which the eligible director personally attended, and $625 for each such committee meeting in which the eligible director participated by telephone. Messrs. Frey and Sargent, as eligible directors, also received an additional $2,000 in 2003 with respect to their service as Chairs of the Audit and Nominating and Governance Committees, respectively. In addition to the foregoing cash compensation, the 2003 Plan provided for each eligible director to receive an annual option grant to purchase 1,250 shares of the Company’s Common Stock for each regularly scheduled Board meeting attended by the eligible director during the applicable calendar year, up to a maximum of 5,000 shares per year in the aggregate. Accordingly, on February 25, 2004 Messrs. Frey, Hines, Polk and Sargent each received an option to purchase 5,000 shares of the Company’s Common Stock at $27.78, which was the closing price of the Company’s Common Stock as reported by the New York Stock Exchange on the day immediately preceding the date on which the option is granted. These options shall vest ratably over a four year period.

      The Board has approved a 2004 Director Compensation Plan pursuant to which all non-employee directors shall be entitled to the cash and equity compensation outlined above with respect to their service during Fiscal 2004.

Report of the Audit Committee of the Board of Directors

      The Audit Committee of the Board of Directors is currently comprised of the three directors named below. During Fiscal 2003, a fourth director, Emily Woods, served on the Audit Committee until her resignation from the Board and the Committee in November 2003. The Board has determined that each member of the Audit Committee is independent within the meaning of the applicable NYSE rules. Each member also satisfies the SEC’s additional independence requirements for members of audit committees. The Board has also determined that both Mr. Frey and Mr. Hines are “audit committee financial experts” as that term is defined under SEC rules.

      Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting and financial personnel and the independent auditors, among other things, the following:

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting and financial personnel.

      The Audit Committee reviewed the Company’s audited financial statements for Fiscal 2003 and discussed these financial statements with the Company’s management. The Audit Committee also reviewed and discussed the audited Fiscal 2003 financial statements and the matters required by applicable rules and regulations with Deloitte & Touche LLP, the Company’s independent auditors.

      The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence

Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to the Company which are referred to below under “Ratification of Selection of Independent Auditors” is compatible with maintaining such auditors’ independence. The Audit Committee has also received from and discussed with the Company’s independent auditors various communications that the Company’s independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and do not themselves audit the Company’s financial statements. Members of the Audit Committee are entitled to and do rely without independent verification on the information provided to them, and on the representations made, by management and the independent accountants. Accordingly, the Audit Committee’s oversight cannot guaranty that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above cannot guaranty that the audit of the Company’s financial statements has been carried out in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2004 for filing with the SEC.

Audit Committee of the Board of Directors

Dale F. Frey (Chair)
Michael F. Hines
Ronald L. Sargent

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation of Executive Officers

      Summary Compensation Table. The following table sets forth information concerning the compensation for services rendered to the Company for Fiscal 2003, the fiscal year ended December 28, 2002 (“Fiscal 2002”) and the fiscal year ended December 29, 2001 (“Fiscal 2001”), of the Company’s Chief Executive Officer and the four other most highly paid executive officers during Fiscal 2003 (the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
				Compensation(2)
				Awards

		Annual Compensation(1)			Securities
Name and	Fiscal			Restricted	Underlying	All Other
Principal Position	Year	Salary	Bonus(3)	Stock Awards	Options(#)	Compensation(4)

Craig W. Rydin(5)	2003	$467,308	$350,481	—	50,000	$26,000
Chairman, President and	2002	386,923	377,250	—	—	296,315
Chief Executive Officer	2001	242,308	174,462	$460,950 (6)	500,000	309,261
Robert R. Spellman	2003	305,514	168,033	—	30,000	20,000
Senior Vice President,	2002	290,865	180,336	—	18,000	20,000
Finance and Chief	2001	275,000	68,750	—	—	20,000
Financial Officer
Gail M. Flood	2003	257,371	77,212	—	30,000	23,000
Senior Vice President,	2002	237,981	98,167	—	15,000	23,000
Retail	2001	224,038	56,010	—	—	20,000
Harlan M. Kent(7)	2003	252,881	141,613	—	35,000	25,058
Senior Vice President,	2002	229,815	183,852	—	25,000	52,360
Wholesale	2001	122,692	44,000	—	70,000	97,141
Paul J. Hill	2003	228,042	114,021	—	30,000	24,561
Senior Vice President,	2002	216,154	134,015	—	18,000	41,442
Supply Chain	2001	203,500	50,875	—	15,000	23,511

(1)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for each executive officer for each fiscal year shown.

(2)	The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during any fiscal year covered.

(3)	Represents amounts paid under the Company’s Management Bonus Plan for the relevant fiscal year, regardless of when paid.

(4)	Fiscal 2003 amounts consist of (a) a matching contribution of $20,000 under the Company’s Executive Deferred Compensation Plan with respect to Messrs. Rydin, Spellman, Kent and Hill and Ms. Flood, and (b) matching contributions under the Company’s 401(k) plan of $6,000 for Mr. Rydin, $3,000 for Ms. Flood, $5,058 for Mr. Kent and $4,561 for Mr. Hill. Fiscal 2002 amounts consist of a matching contribution of $20,000 under the Company’s Executive Deferred Compensation Plan with respect to Messrs. Rydin, Spellman and Hill and Ms. Flood, and of $13,800 with respect to Mr. Kent, and, in addition, (i) with respect to Mr. Rydin, payments totaling $165,000 paid during Fiscal 2002 in accordance with Mr. Rydin’s employment as more fully set forth in “Employment Contracts, Termination of Employment and Change-In- Control Arrangements” below, a matching contribution of $5,500 under the Company’s 401(k) plan and $105,815 representing reimbursement to Mr. Rydin for relocation and transitional living expenses, (ii) with respect to Ms. Flood, a matching contribution of $3,000 under the Company’s 401(k) plan, (iii) with respect to Mr. Kent, a matching contribution of $4,596 under the Company’s 401(k) plan and $33,964 representing reimbursement to Mr. Kent for relocation and transitional living expenses and (iv) with respect to Mr. Hill, a matching contribution of $4,323 under the Company’s 401(k) plan and $17,119 representing reimbursement to Mr. Hill for relocation and transitional living expenses. Fiscal 2001 amounts consist of a matching contribution of $20,000 under the Company’s Executive Deferred Compensation Plan with respect to Messrs. Rydin, Spellman and Hill and Ms. Flood, and of $8,800 with respect to Mr. Kent, and, in addition, (x) with respect to Mr. Rydin, a one-time sign-on bonus of $165,000, a portion of which must be repaid to the Company under certain circumstances as more fully set forth herein below, a matching contribution of $1,246 under the Company’s 401(k) plan and $123,015 representing reimbursement to Mr. Rydin for relocation and transitional living expenses, (y) with respect to Mr. Kent, a one-time sign-on bonus of $23,790, a matching contribution of $211 under the Company’s 401(k) plan and $64,339 representing reimbursement to Mr. Kent for relocation and transitional living expenses and (z) with respect to Mr. Hill, a matching contribution of $3,511 under the Company’s 401(k) plan.

(5)	Mr. Rydin became an employee of the Company in April 2001 and therefore received compensation for only a portion of Fiscal 2001.

(6)	On March 31, 2001, Mr. Rydin was awarded 35,000 shares of restricted Common Stock, which shares vested in installments over the period ending on October 2, 2002. The shares are now fully vested. During Fiscal 2002, Mr. Rydin surrendered to the Company 13,120 of these restricted shares in order to satisfy certain withholding tax obligations related to the vesting of the restricted shares. As of January 2, 2004, the last business day of Fiscal 2003, the remaining 21,880 shares covered by the restricted stock award had a total value of $595,574, based on the fair market value of the Company’s Common Stock as determined by the closing sale price of the Company’s Common Stock reported by the New York Stock Exchange on such date.

(7)	Mr. Kent became an employee of the Company in May 2001 and therefore received compensation for only a portion of Fiscal 2001.

      Option Grants Table. The following table sets forth certain information concerning grants of stock options made by the Company to Named Executive Officers in Fiscal 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of	Percent of
	Shares	Total Options
	Underlying	Granted to	Exercise
	Options	Employees in	Price per	Expiration	Grant Date
Name	Granted(1)	Fiscal Year	Share(2)	Date	Value(3)

Craig W. Rydin	50,000	9.01%	$21.15	5/27/2013	$403,090
Robert R. Spellman	30,000	5.41%	$21.15	5/27/2013	241,854
Gail M. Flood	30,000	5.41%	$21.15	5/27/2013	241,854
Harlan M. Kent	35,000	6.31%	$21.15	5/27/2013	282,163
Paul J. Hill	30,000	5.41%	$21.15	5/27/2013	241,854

(1)	Each of the above option grants vests ratably over a four year period commencing on the date of the grant.

(2)	In each of the above instances, the exercise price per share of the options granted is equal to the fair market value of the Company’s Common Stock on the grant date, as determined by the closing sale price of the Company’s Common Stock reported by the New York Stock Exchange on the grant date.

(3)	The estimated present values at grant date have been calculated using a Black-Scholes option pricing model, based upon the following assumptions: a five year expected life of option; a dividend yield of 0.0%; expected volatility of 44%; and a risk free interest rate of 2.85%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant, with a maturity corresponding to the expected life of the option.

      Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information concerning the exercise of stock options during the last fiscal year by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on January 3, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

			Number of Shares of
			Common Stock
			Underlying Unexercised	Value of Unexercised
			Options at	In-The-Money Options
	Shares Acquired	Value	Fiscal Year End	at Fiscal Year End(1)
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Craig W. Rydin	0	$0	250,000/ 300,000	$3,512,500/3,816,000
Robert R. Spellman	0	0	4,500/43,500	26,640/262,020
Gail M. Flood	0	0	3,750/41,250	22,200/248,700
Harlan M. Kent	0	0	41,250/88,750	388,050/674,500
Paul J. Hill	0	0	57,000/66,000	786,690/561,870

(1)	Based on the fair market value of the Company’s Common Stock as of January 2, 2004, the last business day of Fiscal 2003, as determined by the closing sale price of the Company’s Common Stock reported by the New York Stock Exchange on such date, less the applicable option exercise price.

Equity Compensation Plans

      The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of January 3, 2004:

Equity Compensation Plan Information

(c)
Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column (a))(1)

Equity compensation plans approved by security holders	1,836,491	$16.93	858,626
Equity compensation plans not approved by security holders(2)	N/A	N/A	N/A
Total	1,836,491	$16.93	858,626

(1)	In addition to being available for future issuance upon exercise of options that may be granted after January 3, 2004, the referenced 858,626 shares may also be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards under the Yankee Candle 1999 Stock Option and Award Plan.

(2)	The Company has no equity compensation plans that have not been approved by security holders.

Employment Contracts, Termination Of Employment And Change-In-Control Arrangements

      On March 31, 2001, the Company entered into an employment agreement with Mr. Rydin, which has the following principal terms. Mr. Rydin will receive an annual base salary of $360,000, will participate in the Company’s executive bonus plan (with a guaranteed bonus for 2001 based upon 70% of his base salary pro-rated for the portion of the year he was employed), and will participate in other benefit programs of the Company available to executives. Mr. Rydin also received a one-time sign-on bonus of $165,000, a portion of which would have to have been repaid to the Company if he resigned or was terminated for cause (as defined in his agreement) prior to April 23, 2003 (the second anniversary of the start of his employment); received additional payments totaling $165,000, payable in installments of $75,000 on March 2, 2002, $15,000 on August 3, 2002 and $75,000 on October 2, 2002, contingent on his continued employment with the Company on those dates; and was reimbursed for relocation and transitional living expenses. The Company granted Mr. Rydin 35,000 shares of restricted Common Stock, which vest in installments over the period ending October 2, 2002, with unvested shares being forfeited to the Company if his employment terminated during this period; and granted Mr. Rydin an option for 500,000 shares of Common Stock, which vests ratably over a four-year period. If the Company terminated Mr. Rydin’s employment prior to April 23, 2003 other than for cause, the Company would have had to continue to pay to Mr. Rydin his base salary for a two-year period following employment termination, subject to Mr. Rydin’s execution of a two-year non-compete agreement with the Company, and continue to provide medical benefits to Mr. Rydin for up to three years after employment termination. If, within 24 months following a change in control of the Company (as defined in his agreement), the Company terminates Mr. Rydin’s employment other than for a cause or Mr. Rydin resigns for good reason (as defined in his agreement), the Company will continue to pay to Mr. Rydin his base salary plus the average of his two most recent annual bonuses for a two-year period following employment termination, subject to Mr. Rydin’s execution of a two-year non-compete agreement with the Company, and continue to provide medical benefits to Mr. Rydin for up to three years after employment termination.

      On May 2, 2001, the Company entered into an employment agreement with Mr. Kent, which has the following principal terms. Mr. Kent will receive an annual base salary of $220,000, will participate in the Company’s executive bonus plan (with a target bonus of 40% of his annual base salary pro-rated for the portion of the year he was employed), and will participate in other benefit programs of the Company available to executives. Mr. Kent also received a one-time sign-on bonus of $15,000 and was reimbursed for relocation and transitional living expenses. The Company granted Mr. Kent an option for 70,000 shares of Common Stock, which vests ratably over a four-year period.

If the Company terminates Mr. Kent’s employment other than for cause (as defined in his agreement), the Company will pay to Mr. Kent a one-time severance payment in the amount of his annual base salary.

Certain Relationships and Related Transactions

      Until September 2003, when Forstmann Little & Co. Equity Partnership-V, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P. each ceased to own any shares of the Company’s Common Stock, the Company reimbursed Forstmann Little & Co. (“FLC”) for certain direct business expenses incurred on the Company’s behalf by FLC in its capacity as manager for the two FLC partnerships. Two of the members of the Company’s Board of Directors, Ms. Horbach and Ms. Nicholls, are general partners of FLC. In Fiscal 2003, the Company paid FLC a total of $22,829 in reimbursement for such expenses. No such payments are anticipated in the future.

      One of the Company’s many wholesale accounts is Premier Products Distribution, LLC (“Premier Products”). One of the principals of Premier Products is the son of Robert R. Spellman. All sales by the Company of product to Premier Products are made in the ordinary course of business and on the same terms and conditions as those applicable generally to other wholesale customers of the Company. Premier Products purchased $116,090 in product from the Company in Fiscal 2003. The Company has over 14,000 wholesale locations in North America and its business with Premier Products is not material.

Compensation Committee Interlocks and Insider Participation

      None of the Compensation Committee members have been officers or employees of the Company or its subsidiaries. No executive officer of the Company has served as a member of the Board of Directors or Compensation Committee of another entity, one of whose executive officers served as a member of the Board of Directors or Compensation Committee of the Company.

Report of the Compensation Committee of the Board of Directors

      The Compensation Committee of the Board of Directors is currently comprised of the three directors named below. In addition, Theodore J. Forstmann served on the Compensation Committee until June 2003 when he was replaced by Mr. Polk, and Ms. Nicholls served on the Committee until November 2003 when she was replaced by Ms. Wright. The Board has determined that each member of the Compensation Committee is independent within the meaning of the applicable NYSE rules.

      The Committee is responsible for developing, implementing and administering the Company’s cash and equity compensation policies. These responsibilities include, among other things, determination of the cash and equity compensation paid to the Company’s CEO and other executive officers, the establishment and administration of the Company’s incentive programs and the review and approval of all stock options or other awards pursuant to the Company’s equity compensation plans.

      The objectives of the Company’s compensation policies, and the goals of the Board of Directors and the Committee in administering the same, are (i) to provide a level of compensation that will allow the Company to attract, motivate, retain and reward talented executives who have the ability to contribute to the success of the Company, (ii) to link executive compensation to the success of the Company through the use of bonus payments based in whole or in part upon the Company’s performance (or that of a particular business unit), (iii) to align the interests of the executives with those of the Company’s stockholders through equity participation, including the use of stock awards or option grants, thereby providing incentive for, and rewarding, the attainment of objectives that inure to the benefit of the Company’s stockholders, and (iv) to motivate and reward high levels of performance or achievement.

      Base Salary. Determinations as to appropriate base salaries for the Company’s executive officers do not depend upon the application of a particular formula or the use of designated benchmarks. However, in each instance the Committee considers the salaries of comparable executives at other companies whose business and/or financial situation is similar to that of the Company, together with competitive conditions and the general economic conditions within the area and within the industry. In establishing base salaries for each of the Company’s executive officers, the Committee also considers numerous factors, including (i) its assessment of the executive’s performance, (ii) the executive’s leadership in executing Company initiatives and his or her potential future contributions and ability to enhance long-term shareholder value, (iii) the nature and scope of the executive’s responsibilities, (iv) the executive’s contributions and importance to the Company, (v) the executive’s integrity and compliance with law and with the Company’s Code of Business Conduct and Ethics, and (vi) the executive’s historical compensation and the nature and extent of the executive’s other forms of compensation.

      Bonuses. The Company has adopted a Key Management Incentive Plan (the “Bonus Plan”) to reward certain members of management and other key individuals for their contributions to the Company’s success and for the attainment of personal and/or team goals. Under the terms of the Bonus Plan, each participant is eligible to receive a target bonus amount equal to a specified percentage of the participant’s base salary. Payment of bonus awards under the Bonus Plan is conditioned upon the achievement by the Company and/or certain business units of pre-approved annual operating and financial objectives, and/or the attainment by the participant of certain pre-approved individual or team objectives. The Bonus Plan also provides, under certain circumstances, for the payment of increased or reduced awards (i.e., above or below the established target amount) in the event the applicable objectives are surpassed or substantially (at least 90%) attained, respectively. The Company believes that bonus awards tied to the achievement of pre-approved Company and/or individual objectives provide its executives and management personnel with additional incentive for superior performance and also aligns the interests of such personnel with those of the Company’s stockholders. The provisions of the Bonus Plan, including the establishment of the applicable annual performance objectives, are reviewed and approved by the Compensation Committee each year. In Fiscal 2003, the Company achieved the relevant pre-approved total Company financial targets required in order for bonus payments to be made under the Bonus Plan.

      Stock Options and Awards. The Company believes that stock options and awards provide an incentive for its executives to maximize stockholder value and, because the option grants typically vest over a period of several years, serve as an important means of retaining key personnel. In addition, stock option grants only serve to compensate the recipients to the extent that the Company’s stockholders also benefit. Pursuant to the Company’s Stock Option and Award Plan adopted by the Board of Directors in 1999, the Committee has the authority to grant stock options and awards as part of the compensation of key executives and management personnel and to determine the terms and conditions of such grants, including without limitation the vesting period and the exercise price of any option grants. The decision to grant stock options and awards is made by the Committee based largely upon many of the same factors considered in determining base salary. The Committee also considers factors such as the number of outstanding shares of the Company’s Common Stock, the number of shares reserved for issuance under the Company’s option plan, recommendations of the Company’s executive officers with respect to non-executive officer associates and the Company’s hiring and retention needs. Each of the Company’s Named Executive Officers has received stock awards and/or option grants, or otherwise holds a significant equity interest in the Company. In Fiscal 2003, as detailed elsewhere herein, option grants were made to the Named Executive Officers and were also made to certain other key personnel. The Compensation Committee approved all such option grants. The Company anticipates that stock awards or option grants may be issued to Named Executive Officers and other key personnel in the future as part of its executive compensation program. While the Company has traditionally relied upon stock option grants as the equity component of overall compensation, the applicable Yankee Candle 1999 Stock Option and Award Plan also provides for the granting of restricted and unrestricted stock awards, stock appreciation rights, performance shares and other equity-based awards.

      Chairman and Chief Executive Officer Compensation. Craig W. Rydin is the Chairman and Chief Executive Officer of the Company. The Committee is responsible for establishing Mr. Rydin’s compensation and for reviewing and approving at least annually those corporate goals and objectives relevant to such compensation. Mr. Rydin’s base salary in Fiscal 2003 was $467,308. Mr. Rydin’s bonus target for purposes of the Bonus Plan was established at 75% of his base salary paid during the applicable fiscal year. Mr. Rydin’s eligibility to receive a bonus payment under the Bonus Plan is contingent upon the Company’s attainment of pre-approved objectives, including objectives relating to net income and earnings per share. As the Company and Mr. Rydin each satisfied the relevant pre-approved objectives in Fiscal 2003, including those relating to net income and earnings per share, Mr. Rydin was paid his full bonus target amount of $350,481. In May 2003 Mr. Rydin also received a stock option grant to purchase 50,000 shares of the Company’s Common Stock at $21.15 per share, as detailed above. The Committee believes that Mr. Rydin’s compensation is consistent with or below the range of compensation levels received by chief executive officers of similar experience and qualifications in companies of comparable size and stage of development.

      Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated executive officers of a company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Company’s primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company’s long term strategic goals and to enhance stockholder value. When consistent with this compensation philosophy, the Company also intends to attempt to structure its compensation programs such that compensation paid thereunder will be tax deductible by the Company. In general, stock options granted under the Company’s Stock Option and Award Plan are intended to qualify under and comply with the “performance based compensation” exemption provided under Section 162(m), thus excluding from the Section 162(m) compensation limitation any income recognized by executives pursuant to such stock options. The Committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering the Company’s compensation programs.

Compensation Committee of the Board of Directors

Sandra J. Horbach (Chair)
Michael B. Polk
Doreen A. Wright

Comparative Stock Performance Graph

      The following graph compares the cumulative total stockholder return on the Company’s Common Stock between July 1, 1999 (the date the Company’s Common Stock began trading on the New York Stock Exchange) and January 3, 2004 with the cumulative total return of (i) Standard & Poor’s 500 Composite Index, (ii) the Russell 2000 Index and (iii) the Standard & Poor’s Consumer Discretionary Index. The graph assumes the investment of $100.00 on July 1, 1999 in the Company’s Common Stock, the Standard & Poor’s 500 Composite Index, the Russell 2000 Index and the Standard & Poor’s Consumer Discretionary Index, and assumes dividends are reinvested. The Company has historically provided a comparison to the Russell 2000 Index in prior Proxy Statements, but has elected this year to replace the Russell 2000 Index with the Standard & Poor’s Consumer Discretionary Index. The Company believes that the Standard & Poor’s Consumer Discretionary Index more accurately reflects the industry or industries in which the Company operates than does the more general Russell 2000 Index. As required by applicable SEC rules, the Russell 2000 Index is included in the following graph but will not be included in future years.

COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN*

AMONG THE YANKEE CANDLE COMPANY, INC. THE S&P 500 INDEX,
THE RUSSELL 2000 INDEX AND THE S&P CONSUMER DISCRETIONARY INDEX

	Cumulative Total Return

	7/1/99	12/99	12/00	12/01	12/02	1/04

THE YANKEE CANDLE COMPANY, INC	100.00	90.63	61.46	125.89	88.89	151.22
S & P 500	100.00	107.71	97.90	86.26	67.20	86.48
RUSSELL 2000	100.00	110.96	107.60	110.28	87.69	129.13
S&P CONSUMER DISCRETIONARY	100.00	108.59	86.87	89.29	68.03	93.48

*	$100 invested on 7/1/99 in stock or on 8/30/99 in Index — including reinvestment of dividends. Fiscal year ending December 31.

PROPOSAL 1 — ELECTION OF DIRECTORS

      The Company’s Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. At this Annual Meeting, the Company will be electing three Class II directors.

      Currently there are three Class I directors, whose terms expire at the 2006 Annual Meeting of Stockholders, three Class II directors, whose terms expire at this Annual Meeting of Stockholders, and three Class III directors, whose terms expire at the 2005 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). A director may only be removed with cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote in the election of directors.

      The persons named in the enclosed proxy will vote to elect Dale F. Frey, Michael F. Hines and Ronald L. Sargent as Class II directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Mr. Frey, Mr. Hines and Mr. Sargent are currently Class II directors of the Company. They have indicated their willingness to serve, if elected, but if they should be unable or unwilling to stand for election, proxies may be voted for substitute nominees designated by the Board of Directors.

      The Board of Directors recommends a vote FOR the election of each of these nominees.

      Set forth below are the names and certain information with respect to each director of the Company.

Class I Directors

      JAMIE C. NICHOLLS has been a director of the Company since June 2000. Ms. Nicholls has been a general partner of FLC XXIX Partnership, L.P., a general partner of Forstmann Little & Co., since January 2000. Ms. Nicholls joined Forstmann Little & Co. as an associate in 1995. Prior to joining Forstmann Little & Co., she was an associate in Goldman, Sachs & Co.’s principal investment area from 1993 to 1995. Ms. Nicholls is 37 years old.

      MICHAEL B. POLK has been a director of the Company since June 2003. Mr. Polk is the Senior Vice President, Marketing and Chief Operating Officer of Unilever Best Foods North America. Prior to joining Unilever in July 2003, Mr. Polk served as Group Vice President, Kraft Foods North America, and also served as President of Kraft Foods North America’s Biscuits, Snacks & Confectionery Divisions, from 2001 to 2003. Prior to that, Mr. Polk held several positions of increasing responsibility with Kraft Foods, including Group Vice President, Kraft Foods International from 2000 to 2001, Executive Vice President of Kraft Foods North America and General Manager of Kraft’s Post Cereal Division from 1998 to 1999 and Vice President, Category Sales Management and Strategy from 1997 to 1998. Mr. Polk joined Kraft Foods, Inc. in 1987. Prior to joining Kraft, Mr. Polk held various positions at Procter & Gamble from 1982 to 1985. Mr. Polk is 43 years old.

      ROBERT R. SPELLMAN has been a director of the Company since June 2002. Mr. Spellman is the Senior Vice President, Finance and Chief Financial Officer of the Company. Prior to joining Yankee Candle in November 1998, Mr. Spellman was Senior Vice President of Finance of Staples,

Inc. from 1988 through 1994, and Chief Financial Officer of Star Markets Company, Inc. from 1994 through 1998. Mr. Spellman is 56 years old.

Class II Directors

      DALE F. FREY has been a director of the Company since June 2001. Mr. Frey, now retired, served as Chairman of the Board and President of General Electric Investment Corp. from 1984 through 1997. He also served as Vice President and Treasurer of General Electric Company from 1980 to 1984 and again from 1986 to 1994. Mr. Frey is also a director of Aftermarket Technology Corp., Community Health Systems, Inc., and McLeodUSA Incorporated. Mr. Frey is 71 years old.

      MICHAEL F. HINES has been a director of the Company since February 2003. Mr. Hines is the Executive Vice President and Chief Financial Officer of Dick’s Sporting Goods, Inc. Prior to joining Dick’s Sporting Goods in 1995, Mr. Hines served with Staples, Inc. from 1990-1995, most recently as Vice President, Finance. Prior to joining Staples, Mr. Hines spent twelve years in public accounting, the last eight years with Deloitte & Touche LLP from 1982 through 1990. Mr. Hines is 47 years old.

      RONALD L. SARGENT has been a director of the Company since May 1999. Mr. Sargent is currently the President and Chief Executive Officer of Staples, Inc., after serving as President and Chief Operating Officer from November 1998 to February 2002. Prior to that time, he served in various capacities since joining Staples in March 1989, including President — North American Operations from October 1997 to November 1998, President — Staples Contract & Commercial from June 1994 to October 1997, and Vice President — Staples Direct and Executive Vice President — Contract & Commercial from September 1991 until June 1994. Mr. Sargent also serves as a director of Staples, Inc., Aramark Corporation and Mattel, Inc. Mr. Sargent is 48 years old.

Class III Directors

      SANDRA J. HORBACH has been a director of the Company since May 1998. She has been a general partner of FLC XXIX Partnership, L.P. since 1993. She also serves as a director of Citadel Communications, Inc. and Community Health Systems, Inc. Ms. Horbach is 43 years old.

      CRAIG W. RYDIN is the Chairman of the Board of Directors, a position to which he was appointed in February 2003, and has been a director of the Company since April 2001. Mr. Rydin joined the Company in April 2001 and serves as the President and Chief Executive Officer. Prior to joining the Company, Mr. Rydin was the President of the Away From Home food services division of Campbell Soup Company, a position he had held since 1998. From 1996 to 1998 Mr. Rydin served as the President of the Godiva Chocolates division of Campbell. Prior to Godiva, Mr. Rydin had held a number of senior management positions at Pepperidge Farm, Inc., also a part of Campbell. Mr. Rydin is 52 years old.

      DOREEN A. WRIGHT has been a director of the Company since November 2003. Ms. Wright is the Senior Vice President and Chief Information Officer of Campbell Soup Company, which she joined in 2001. During an interim period after joining Campbell Soup Company, she also served as the company’s top Human Resources executive in addition to her primary responsibilities. Prior to joining Campbell Soup Company, Ms. Wright served as EVP and Chief Information Officer of Nabisco, Inc. from 1999-2001. Prior to joining Nabisco, Ms. Wright held various key positions at Prudential Insurance Company, American Express Company and Bankers Trust Company. Ms. Wright is 47 years old.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Deloitte & Touche LLP has served as the Company’s independent accountants since May 1998. The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent accountants for Fiscal 2004. The Company is asking that its stockholders ratify the selection of Deloitte & Touche, LLP as its independent auditor. Although such ratification is not required under applicable law or otherwise, the Company is submitting the selection of Deloitte & Touche, LLP to its stockholders for ratification as a matter of good corporate governance practice. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee may reconsider the matter.

      Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

      The Board of Directors recommends a vote FOR the ratification of this selection.

Principal Accountant Fees and Services

      The following table summarizes the fees of Deloitte & Touche LLP, including the member firms of Deloitte Touche Tohmatsu, our independent auditors, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other professional services:

Type of Fees	2003	2002

Audit Fees(1)	$526,459	$460,900
Audit-Related Fees(2)	66,782	0
Tax Fees(3)	60,483	32,807
All Other Fees(4)	0	0

Total	$653,724	$493,707

(1)	In accordance with the applicable SEC definitions and rules, “Audit Fees” are fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s financial statements for the applicable fiscal year and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the applicable fiscal year, or any services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the applicable fiscal year. In Fiscal 2003, the referenced Audit Fees included fees for professional services provided in connection with (i) a secondary public offering by certain selling shareholders of shares of the Company’s Common Stock and the filing of a Registration Statement on Form S-3, as amended, relating thereto and (ii) the sale by the Forstmann Little & Co. partnerships of their remaining shares of the Company’s Common Stock and the filing of a Registration Statement on Form S-3, as amended, relating thereto. In Fiscal 2002, the referenced Audit Fees included fees for professional services provided in connection with a secondary public offering by certain selling shareholders of shares of the Company’s Common Stock and the filing of a Registration Statement on Form S-3, as amended, relating thereto.

(2)	In accordance with the applicable SEC definitions and rules, “Audit-Related Fees” are fees billed by Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and which are not reported as Audit Fees. The Audit-Related Fees billed in Fiscal 2003 were for services provided in connection with internal control reviews and other matters relating to Section 404 of the Sarbanes-Oxley Act.

(3)	In accordance with the applicable SEC definitions and rules, “Tax Fees” are fees billed by Deloitte & Touche LLP for professional services rendered for tax compliance, tax advice and tax planning. Tax compliance services, including the preparation, review and filing of federal and state tax returns, accounted for $40,483 of the total tax fees billed in Fiscal 2003 and $23,945 of the total tax fees billed in Fiscal 2002. The remainder of the Fiscal 2003 and Fiscal 2002 Tax Fees were for certain tax research and advice.

(4)	In accordance with the applicable SEC definitions and rules, “All Other Fees” are fees billed by Deloitte & Touche LLP for products and services other than those reported as either Audit Fees, Audit-Related Fees or Tax Fees. There were no such fees in either Fiscal 2003 or Fiscal 2002.

Pre-Approval Policies and Procedures

      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

      The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

OTHER MATTERS

      The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, to the extent permitted by SEC proxy rules, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

      The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, officers and employees of the Company may solicit proxies in person or by telephone. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of its outstanding Common Stock to file with the SEC initial reports of ownership of the Company’s Common Stock and other equity securities on a Form 3 and reports of changes in such beneficial ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the Company’s records and written representations by the persons required to file such reports, the filing requirements of Section 16(a) were satisfied on a timely basis with respect to the Company’s most recent fiscal year.

Stockholder Proposals

      Proposals of stockholders submitted pursuant to Rule 14a-8 under the Exchange Act to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than January 1, 2005 in order to be considered for inclusion in the Company’s proxy materials for the meeting.

      The Company’s by-laws require that the Company be given advance written notice of stockholder nominations for election to the Company’s Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act).

      Stockholder nominations for election to the Company’s Board of Directors must be received by the Company’s Clerk not less than 45 days nor more 60 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders; provided, however, that if the date of such annual meeting is more than 30 days before or after the anniversary of the prior year’s annual meeting, such nomination must be mailed or delivered to the Clerk not later than the close of business on the later of (i) the date 60 days prior to the date of such meeting or (ii) the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. No such stockholder nominations with respect to this Annual Meeting were received by the Company’s Clerk within the foregoing timeframes.

      For all other matters, the stockholder notice must be received at the Company’s principal executive offices not less than 45 days nor more 60 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders; provided, however, that if the date of such annual meeting is more than 30 days before or after the anniversary of the prior year’s annual meeting, such stockholder’s notice must be mailed or delivered to the Clerk not later than the close of business on the later of (i) the date 60 days prior to the date of such meeting or (ii) the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. No such stockholder notices with respect to this Annual Meeting were received by the Company’s Clerk within the foregoing timeframes.

      The Company’s by-laws also specify requirements relating to the content of such notices which stockholders must provide to the Clerk of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

Householding of Annual Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call us at (413) 665-8306, or write us at the following address: The Yankee Candle Company, Inc., 16 Yankee Candle Way, South Deerfield, MA 01373. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or phone number.

By Order of the Board of Directors

ROBERT R. SPELLMAN
Clerk

South Deerfield, Massachusetts

April 29, 2004

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

THE YANKEE CANDLE COMPANY, INC.

Audit Committee Charter

      The Board of Directors of The Yankee Candle Company, Inc. (the “Company”) has established an Audit Committee of the Board of Directors (the “Committee”), with the general authority, responsibilities and specific duties described below.

A.     Purpose

      The primary purpose of the Audit Committee is to provide advice and counsel to the Company’s management and to assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent public accountant (the “independent auditors”), and (iv) the performance of the Company’s internal audit function and independent auditors.

      The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report. This is the responsibility of Management and the independent auditors. The independent auditors are ultimately accountable to the Committee.

B.     Structure and Membership

      1.     Number. The Committee shall consist of at least three members of the Board of Directors.

      2.     Independence. Except as otherwise permitted by the applicable rules of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 (together with the rules and regulations thereunder, the “Sarbanes-Oxley Act”), each member of the Committee shall be “independent” as defined by (i) such rules and Act and (ii) Rule 10A-3(b)(1) of the Exchange Act.

      3.     Financial Literacy. Each member of the Committee shall be “financially literate” as defined by the New York Stock Exchange rules and interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee.

      4.     Financial Expert. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s SEC periodic reports), at least one member of the Committee shall be an “audit committee financial expert” as defined by applicable SEC rules).

      5.     Selection and Removal. Members of the Committee shall be appointed by the Board, upon the recommendation of the Nominating and Governance Committee. Members of the Committee may be removed from such committee, with or without cause, by a majority vote of the Board of Directors

      6.     Chair. The Chair of the Committee shall be appointed by the Board of Directors.

      7.     Certain Compensation. No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than director’s fees or other fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board. For purposes of this provision, “director’s fees” may include cash, Company stock, stock options or other in-kind consideration normally available to directors generally.

C.     Authority and Responsibilities

      1.     Selection of Independent Auditors. The Committee shall be directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Committee may, in its discretion, authorize the Company to seek stockholder ratification of the independent auditor it appoints. The Committee shall be directly responsible for setting the compensation and other engagement terms of the independent auditor.

      2.     Independence. At least annually, the Committee shall assess the independent auditor’s independence. The Committee shall establish and/or approve policies regarding the hiring of employees or former employees of the Company’s independent auditors.

      3.     Quality-Control Report. At least annually, the Committee shall obtain and review a report by the independent auditor describing the firm’s internal quality control procedures, any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The report from the independent auditor shall also address all relationships between the independent auditor and the Company, in order to allow the Committee to assess the independence of the independent auditor.

      4.     Pre-Approval of Services. The Committee shall pre-approve (i) all audit services to be provided to the Company, whether provided by the principal independent auditor or other firms, and (ii) all permitted non-audit services to be provided to the Company by the independent auditor. The Committee may delegate to one or more Committee members the authority to pre-approve such permitted non-audit services between regularly scheduled meetings provided that such approvals are reported to the full Committee at the next Committee meeting.

      5.     Review of Critical Accounting Policies, etc. Obtain and review a report from the independent auditor regarding (i) all critical accounting policies and practices to be used, (ii) all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management and the ramifications of the use of such alternative disclosures and treatments,

(iii) the treatment preferred by the independent auditor, and (iv) other material written communications such as any management letters or schedule of unadjusted differences.

      6.     Review of Company Personnel. The Committee shall discuss with the independent auditor the qualifications of the Company’s financial accounting personnel, and any relevant recommendations that the independent auditor may have.

      7.     Oversight of Audit Process. The Committee shall review the proposed audit scope and plan prior to the commencement of the annual audit and shall review with the independent auditor any audit problems or difficulties and resolve any disagreements between Company management and the independent auditor regarding financial reporting. The Committee shall review with management and the independent auditor any significant audit findings.

      8.     Discussion of Financial Statements. The Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to their release to the public. The Committee shall discuss with the independent auditor any matters required to be discussed under Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) relating to the year-end audit.

      9.     Recommendation to Board Regarding Financial Statements. The Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

      10.     Audit Committee Report. The Committee shall prepare the annual report of the Committee required for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations.

      11.     Earnings Releases and Other Financial Information. The Committee shall review and discuss the Company’s earnings press releases prior to their release to the public. The Committee shall also discuss generally the types of financial information and earnings guidance to be provided to analysts, rating agencies and others. The Committee’s responsibility to discuss such financial information and earnings guidance may be discharged generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each instance in which the Company may provide earnings guidance.

      12.     Oversight of Internal Controls. The Committee shall coordinate and assist the Board with its oversight of the Company’s internal accounting controls and disclosure controls and procedures. The Committee shall review with management, the independent auditor and the Company’s internal auditor the Company’s policies and procedures, as appropriate, to reasonably assess the adequacy of internal accounting and financial reporting controls and compliance practices and procedures. The Committee shall receive and review the report on the Company’s internal accounting controls contemplated by Section 404 of the Sarbanes-Oxley Act and the report from the independent auditor with respect to the same.

      13.     Internal Audit Function. The Committee shall periodically review the activities, responsibilities, qualifications, budget and staffing of the Company’s internal audit function. The Committee shall have direct access to the head of the internal audit function and shall receive and review reports from the internal audit function of any material irregularities or fraud.

      14.     Risk Management. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

      15.     Procedures for Complaints. The Committee shall establish and/or approve procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      16.     Compliance. The Committee shall review with management and, as appropriate, the director of internal auditing and the independent accountant any legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators, and management’s response thereto.

      17.     Additional Powers. The Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.     Procedures and Administration

      1.     Meetings. The Committee shall meet as often as it deems necessary in order to perform its responsibilities. Members are expected to participate, either in person or by telephone, in all Committee meetings; however, two Committee members shall constitute a quorum. As necessary or desirable, the chairperson of the Committee may request that members of the Board of Directors and management of the Company, as well as outside consultants, be present at committee meetings. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee shall keep such records of its meetings as it shall deem appropriate.

      The Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the head of the Company’s internal audit function.

      2.     Subcommittees. The Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to pre-approve audit or non-audit services shall be presented to the full Committee at its next scheduled meeting.

      3.     Reports to Board. The Committee shall report regularly to the Board of Directors. The Committee shall review with the full Board any material issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

      4.     Charter. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

      5.     Independent Advisors. The Committee shall have the power to hire and consult with independent legal, financial or other advisors, as it deems necessary and appropriate in order to carry out its responsibilities and at the Company’s expense.

      6.     Annual Self-Evaluation. At least annually, the Committee shall evaluate its own performance.

      7.     Funding. The Committee is empowered, without further action by the Board of Directors, to direct the Company to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

YANCM-PS-04

[YANCM - YANKEE CANDLE COMPANY, INC.][NAME: ZYAN52.ELX] [VERSION - (2)] [04/26/04] [orig. 04/21/04]
ZYAN52
DETACH HERE

PROXY

THE YANKEE CANDLE COMPANY, INC.

ANNUAL MEETING OF STOCKHOLDERS - JUNE 16, 2004

This proxy is solicited on behalf of the Board of Directors of the Company

The undersigned, having received notice of the Annual Meeting and management’s Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Robert R. Spellman and James A. Perley, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of The Yankee Candle Company, Inc. (the “Company”) to be held on Wednesday, June 16, 2004 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or adjourned session the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

SEE REVERSE
SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE
SIDE

THE YANKEE CANDLE COMPANY, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

[YANCM - YANKEE CANDLE COMPANY, INC.][NAME: ZYAN51.ELX] [VERSION - (1)] [04/21/04] [orig. 04/21/04]
ZYAN51
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

#YAN

☒	Please mark votes as in this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

1.	To elect the following individuals as Class II Directors:							FOR	AGAINST	ABSTAIN
	NOMINEES:	(01) Dale F. Frey, (02) Michael F. Hines and (03) Ronald L. Sargent				2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.	☐	☐	☐
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

	☐	For all nominees(s) except as written above					In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

							MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

Signature:	Date:	Signature:	Date: